Exhibit 21

                        Subsidiaries of the Registrant


                                                    State of       Percentage
Parent                  Subsidiary               Incorporation    of Ownership
------                  ----------               -------------    ------------

Security Federal        Security Federal Bank    United States        100%
 Corporation
                        Security Federal
                        Statutory Trust          South Carolina       100%

Security Federal Bank   Security Federal         South Carolina       100%
                          Insurance, Inc.

                        Security Federal         South Carolina       100%
                          Investments, Inc.*

                        Security Federal         South Carolina       100%
                          Trust, Inc.*

                        Security Financial       South Carolina       100%
                          Services Corporation


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* Liquidated by the Bank on April 1, 2009.


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